                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 10.4

                              1200 CORPORATE PLACE
                         INDEX TO STANDARD OFFICE LEASE

1.       Basic Lease Rider              Standard Office Lease                                         Page 1, 2, 3
2.       Article 1.                     Premises                                                            Page 4
3.       Article 2.                     Term of Lease and Commencement                                      Page 4
4.       Article 3.                     Base Rent, Rent Escalation and Security Deposit                     Page 4
5.       Article 4.                     Construction of Premises                                            Page 4
6.       Article 5.                     Permitted Use.                                                      Page 5
7.       Article 6.                     Tenant's Taxes                                                   Page 5, 6
8.       Article 7.                     Operating Costs                                               Page 6, 7, 8
9.       Article 8.                     Tenant's Proportionate Share; Additions to and
                                        Exclusions from the Development                                     Page 8
10.      Article 9.                     Repairs and Maintenance                                      Page 8, 9, 10
11.      Article 10.                    Alterations                                                        Page 10
12.      Article 11.                    Signs                                                              Page 10
13.      Article 12.                    Inspections                                                        Page 10
14.      Article 13.                    Utilities                                                          Page 11
15.      Article 14.                    Assignment and Subletting                                          Page 11
16.      Article 15.                    Insurance; Fire and Casualty Damage                                Page 12
17.      Article 16.                    Liability                                                      Page 13, 14
18.      Article 17.                    Eminent Domain                                                     Page 14
19.      Article 18.                    Holding Over                                                       Page 14
20.      Article 19.                    Quiet Enjoyment                                                    Page 14
21.      Article 20.                    Events of Default; Remedies                            Page 14, 15, 16, 17
22.      Article 21.                    Rights Reserved to Landlord                                        Page 17
23.      Article 22.                    Corporate Authority                                                Page 18
24.      Article 23.                    Relocation of Premises                                             Page 18
25.      Article 24.                    Landlord's Lien                                                    Page 18
26.      Article 25.                    Subordination                                                      Page 18
27.      Article 26.                    Mechanics and Other Liens                                      Page 18, 19
28.      Article 27.                    Notices                                                            Page 19
29.      Article 28.                    Common Areas                                                       Page 19
30.      Article 29.                    Estoppel Certificate                                               Page 19
31.      Article 30.                    Miscellaneous                                                  Page 20, 21
32.      Article 31.                    Riders; Exhibits                                                   Page 21
33.      Article 32.                    Vacation                                                           Page 21
34.      Article 33.                    Building Services Equipment                                        Page 21
35.      Article 34.                    Rules and Regulations                                              Page 22
36.      Article 35.                    Waiver of Jury Trial                                               Page 22
37.      Article 36.                    Americans with Disabilities Act                                    Page 22
38.      Article 37.                    Insurance Requirement                                              Page 22
39.      Article 38.                    Assigning, Mortgage & Subletting                                   Page 22
40.      Article 39.                    Brokers Disclosure                                                 Page 22
41.      Article 40.                    Events of Default                                              Page 22, 23
42.      Article 41.                    Letter of Credit                                                   Page 23
43.      Article 42.                    Lease Execution Contingency                                        Page 23
44.      Article 43.                    Option to Extend Lease                                             Page 23
45.      Article 44.                    Drive Through                                                      Page 23
46.      Article 45.                    Early Access                                                       Page 23
47.      Article 46.                    Building, Monument and Directional Signage                         Page 23
48.      Article 47.                    Guaranty of Lease                                                  Page 24
49.      Article 48.                    Rentable Square Feet                                               Page 24
50.      Article 49.                    Miscellaneous                                                      Page 24
51.      Article 50.                    Landscaping                                                        Page 24
52.      Article 51.                    ATM & Security of ATM Machines                                     Page 24
53.      Article 52                     Lease Contingency                                                  Page 24
54.      Article 53.                    Roof Access                                                Page 24, 25, 26
55.      Exhibit A                      Legal Description                                                  Page 27
56.      Exhibit B                      Site Plan                                                          Page 28
57.      Exhibit C                      Space Plan                                                         Page 29
58.      Exhibit D                      Tenant Work Letter                                 Page 30, 31, 32, 33, 34
59.      Exhibit E                      Tenant Estoppel Statement                                          Page 35
60.      Exhibit F                      Rules and Regulations                                      Page 36, 37, 38
61.      Exhibit G                      Tenant's Sign Specifications                                       Page 39
62.      Exhibit H                      Rules & Regulations for Construction Personnel                 Page 40, 41

                              1200 CORPORATE PLACE

                                PANAMERICAN BANK
                                     LESSEE

                          BASIC LEASE INFORMATION RIDER

                              1200 CORPORATE PLACE

                              STANDARD OFFICE LEASE

1. Date of Lease: 4-12-02 (for identification purposes only).

2. Landlord: 1200 Corporate Place, L.L.C., a Delaware limited liability company

                           Tenant: PANAMERICAN BANK, a Florida Corporation.

                           Premises: Suite 111 and the drive through building, as shown on Exhibit "A", of 1200 Corporate Place, 1200 N. Federal Highway, Boca Raton, Florida 33432 (1200 Corporate Place) together with the parking facilities, landscaped areas and other common areas servicing same are collectively referred to as the "Building").

3. Rentable Area of Premises: 5,388 rentable square feet.

4. Rent Commencement Date: as defined in Article 2.02 of the Lease.

5. Expiration Date: The last day of the 120th month following the Rent Commencement Date.

6. Lease Term: 120 full months. If the Rent Commencement Date is other than the first day of the month, the Lease Term shall also include the period commencing on the Rent Commencement Date and ending on the last day of any such first partial month.

7.                         Base Rent: The Base Rent as per article 3.01 of the
                           Lease will be as follows:

 Month of                   Monthly               Annual
Lease Term                 Base Rent             Base Rent
1-2                       $     0.00            $      0.00
3-12                      $ 5,253.30            $ 63,039.60
13-24                     $ 5,702.30            $ 68,427.60
25-36                     $ 6,151.30            $ 73,815.60
37-48                     $ 8,755.50            $105,066.00
49-60                     $ 9,105.72            $109,268.64
61-72                     $ 9,469.41            $113,632.92
73-84                     $ 9,846.57            $118,158.84
85-96                     $10,241.69            $122,900.28
97-108                    $10,650.28            $127,803.36
109-120                   $11,076.83            $132,921.96

8. Tenant's Proportionate Share: 4.18% per article 8:01 of the Lease.

9.                         Security Deposit: $24,659.08.
                           Additional Security Deposit: $6,000.00 as security for Tenant's obligation to remove the vault at the expiration of the lease term in accordance with section 3.02(b) of the Lease. Tenant may, in lieu of a security deposit and/or the Additional Security Deposit provide Landlord with an irrevocable letter of credit drawn on a national bank doing business in Florida, said bank to be reasonably approved in advance by Landlord. The Letter of Credit must specify that it will be in full force and effect until thirty (30) days after the expiration of the Lease Term. The Letter of credit shall serve as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease.

10.                        Use of Premises: General office use and a Bank
                           Branch.

11.                        Number of Covered Parking Spaces: 2.
                           Initial monthly rate per Covered Parking Space:
                           $50.00 per space per month during the initial Lease Term.

                           Number of Uncovered Parking Spaces: 19 of which 4 shall be as close to the front entrance as possible marked "30 minute bank parking".
                           Initial monthly rate per Uncovered Parking Space:
                           $-0- per space per month.

12.                        Tenant's Address for Notices Prior to Commencement
                           Date:

                           Southern Security Bank
                           3475 Sheridan Street

                          Hollywood, FL 33021
                          954-985-3900
                          Attention:__________________________

                          With copies to:

                          ____________________________________
                          ____________________________________
                          ____________________________________
                          Attention:__________________________

                          Tenant's Address for Notices After Commencement Date:
                          1200 North Federal Highway
                          Suite 111
                          Boca Raton, FL 33432
                          Attention:__________________________

                          With copies to:

                          ____________________________________
                          ____________________________________
                          ____________________________________
                          Attention:__________________________

                          Landlord's Address for Notices:

                          1200 Corporate Place LLC
                          c/o Principal Capital Management LLC
                          801 Grand Avenue
                          Des Moines, Iowa 50392-0490
                          Attention: Legal Department

                          With copies to:

                          Trammell Crow Company
                          1801 North Military Trail, Suite 150
                          Boca Raton, FL 33431

13.                        Tenant's Real Estate Broker: Shoreline Realty, Inc.
                           Landlord's Real Estate Broker: Trammell Crow Company.

14.                        Guarantor(s): N/A_________________________.

15. Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms 'of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

                  IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of the day and year set forth opposite their respective signatures herein below.

WITNESSES                          TENANT:
                                   PANAMERICAN BANK, a Florida Corporation
/s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
------------------------               -----------------------------------------
________________________           Print Name: PHILIP C. MODDER
                                   Title:      REGIONAL PRESIDENT

                                   Date:       4/12/02

WITNESSES:                         LANDLORD:

                                   1200 CORPORATE PLACE, L.L.C., a Delaware limited liability company

                                   By: PRINCIPAL OFFICE INVESTORS, LLC
                                       a Delaware limited liability company, its
                                       authorized member

                                       BY: PRINCIPAL CAPITAL REAL ESTATE
                                           INVESTORS, LLC,

                                        A Delaware limited liability company,
                                        its authorized signatory

/s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
-------------------------              -----------------------------------------
    [ILLEGIBLE]                    Its:    [ILLEGIBLE]

                                   Date: 4/12/02

/s/ SUSANHAYES                     By: /s/ [ILLEGIBLE]
-------------------------              -----------------------------------------
  SUSANHAYES                       Its:    [ILLEGIBLE]

                                   Date: 7/12/02

                             OFFICE LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by and between 1200 CORPORATE PLACE ("Landlord"), and PANAMERICAN BANK, a Florida Corporation. ("Tenant"):

                                   WITNESSETH:

ARTICLE 1: PREMISES:

         1.01 PREMISES. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord those premises (the "Premises") described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference. The real property on which the Building is located is legally described in Exhibit A. The Premises are outlined on the plan attached as Exhibit B. The Building is part of a development (the "Development") commonly known as 1200 Corporate Place.

ARTICLE 2: TERM OF LEASE AND COMMENCEMENT

         2.01 TERM OF LEASE. The term of this Lease (the "Term") is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider ("Commencement Date") and ending on the Lease expiration date as set forth in the BLI Rider ("Expiration Date").

         2.02 RENT COMMENCEMENT DATE. The "Rent Commencement Date" shall be the earlier to occur of (a) "Completion Date" (as defined in Section 4.02(a)) notwithstanding that any Tenant finish work, special fixtures or decorative treatment has not been performed by Tenant, or (b) the date that Tenant first uses the Premises or any portion thereof for any purpose permitted under this Lease, or one hundred and twenty (120) days after Tenant obtains a building permit for the Premises (Tenant shall have thirty (30) days from the execution of this Lease to obtain a building permit for the Premises).

ARTICLE 3: BASE RENT, RENT ESCALATION AND SECURITY DEPOSIT

         3.01 BASE RENT. During the Lease Term, Tenant will pay as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. The first full month's rent is due at the time Tenant executes this Lease. In the event any monthly Base Rent and/or Additional Rent payment is not paid within seven (7) days after it is due, Tenant agrees to pay a late charge of five (5%) percent of the amount of the payment due. Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statues, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.

         3.02(a) SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof a security deposit in the amount set forth in the BLI Rider, which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Subject to the other terms and conditions contained in this Lease, if the Premises are conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

         3.02(b) ADDITIONAL SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof an additional security deposit in the amount in the amount of $6,000.00 which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's obligation under Article 10.01 of the Lease to remove the vault at the date of termination of this Lease or upon earlier vacating of the Premises.

ARTICLE 4: CONSTRUCTION OF PREMISES

         4.01 The space plan of the Premises is attached as Exhibit C. The Premises are to be constructed by Tenant substantially in accordance with the plans and specifications prepared for Tenant and agreed to by Landlord, all as provided in Exhibit D.

         4.02 COMPLETION. (a) The "Completion Date" shall be the date upon which the Premises shall have been substantially completed in accordance with the plans and specifications agreed upon by Landlord and Tenant. (b) Taking of possession by Tenant shall be deemed to establish conclusively that the Premises have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition as of when possession was so taken (except for punch list items, which items shall be specified by Landlord to Tenant in writing. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease.

         (c) Upon the Completion Date, Tenant shall execute and deliver to Landlord and Landlord's mortgagee or prospective mortgagee a letter of acceptance of delivery of the Premises on Landlord's standard form therefore which is attached as Exhibit E (the "Certificate"), acknowledging the Completion Date, the Rent Commencement Date, and the termination date of the Term. In the event of any dispute as to when and whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of an A.I.A. registered architect or a temporary or final certificate of occupancy issued by the local governmental authority shall be conclusive evidence of such completion, effective on the date of the delivery of a copy of any such certificate to Tenant. To induce Landlord to enter into this Lease and to complete the Premises in accordance with the plans and specifications, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant the Certificate if Tenant fails to deliver the same; provided either (i) an A.I.A. registered architect certifies that the Premises have been substantially completed in accordance with the plans and specifications as modified by Landlord and Tenant in writing or (ii) a temporary or permanent certificate of occupancy of the local governmental authority is issued for the Premises.

ARTICLE 5: PERMITTED USE.

         5.01 PERMITTED USE. Tenant shall use and occupy the Premises for general office purposes and banking use, including such services and functions commonly associated with banking institutions now or in the future and for no other use or purpose. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

         5.02 COMPLIANCE WITH GOVERNMENTAL LAWS AND LANDLORD'S REGULATIONS. Tenant shall obtain any and all licenses and permits necessary for any permitted use, comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances or regulations, the Premises must be altered to lawfully accommodate the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be borne by Tenant; provided that the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances or regulations.

         5.03 COMPLIANCE WITH FIRE PREVENTION CODE. Landlord has provided sprinklers within the Premises as required by the building code of the local government where the Premises are located. Tenant shall take whatever other actions are necessary so that the Premises and Tenant's use thereof complies with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

ARTICLE 6: TENANT'S TAXES

         6.01 Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant's rental payments and other charges payable hereunder.

ARTICLE 7: OPERATING COSTS

         7.01 DEFINITION OF OPERATING COSTS. All items referred to in sections
7.02 through 7.05 below shall be deemed Operating Costs, which shall be paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, leasing, management, repair, replacement, remodeling, maintenance and operation of the Building and the Development. These Operating Costs are as follows:

         7.02 TAXES: Landlord shall pay all taxes applicable to the Property which are payable during the Lease Term. As used herein, the term "TAXES" shall mean real estate taxes, assessments (whether general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of Rent or other payments hereunder, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Property or Premises ("Taxes"). Additionally, Landlord shall have no obligation to protest Taxes, but if Landlord does protest Taxes, the cost of such protest shall also be deemed Taxes. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received there from and/ or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

         7.03 INSURANCE: Landlord shall provide insurance for the Property as set forth in Article 15.01(a). Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered a part of Insurance, and shall be commercially reasonable. In no event will the cost exceed the cost of maintaining first dollar coverage.

         7.04 OTHER OPERATING COSTS: Landlord shall provide for the following as they relate to the Property and the Premises: (1) trash removal; (2) landscaping; (3) property management; (4) all other labor costs, supply costs and other costs or services of any kind or nature deemed necessary or prudent by Landlord; and (5) the maintenance, repair and/or replacement of the Property and improvements as follows: (a) the roof; (b) all interior and exterior components of the Property and improvements both structural or otherwise; (c) parking lot,
(d) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (e) heating and air conditioning equipment, lines and fixtures; (f) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems (if any); (g) electrical equipment, lines and fixtures; (h) all other utility equipment, lines and fixtures; (i) all ingress-egress doors to the Property; (j) exterior plate glass; (k) elevator equipment, lines and fixtures (if any); and (1) any and all other maintenance, repairs and/or replacements to the Property and improvements deemed necessary or prudent by Landlord during the Lease Term.

         7.05 UTILITIES: Landlord shall pay all utility bills incurred including but not limited to water, gas, electricity, fuel, light, heat and power bills, for the Building. In the event Tenant requests and Landlord provides any of the foregoing services or any other services to Tenant at times outside normal working hours (any time other than 8:00 a.m. to 6:00 p.m. Monday through; Friday and 8:00 a.m. to 1:00 p.m. Saturday, specifically excluding Sundays and Holidays), then Landlord shall have the right to bill Tenant and Tenant agrees to pay for such additional services. For purposes of this provision, "Holidays" shall include New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas. Tenant shall, at Tenant's sole cost and expense, make application for and separately meter Tenant's utility usage within the Premises (except water and sewer) as set forth in Article 13.01. Following installation of said meter, Tenant shall pay for such utility usage in a timely manner to either Landlord or directly to the utility as determined by the Landlord. Landlord shall not be liable for any failure to furnish, or for any loss, injury or damage caused by or resulting from any variation, interruption or failure of utility services.

         7.06 Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building of the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to

Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the Cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and or separate building are so excluded from Operating Costs, then for the purposes of calculating Tenant's proportionate share of Operating Costs as provided in Article 8, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies, which insure other properties as well as the Development, and said allocated amount shall be deemed to be an Operating Cost.

         7.07 ADDITIONAL RENT.

         (a) As soon as practicable each year during the Lease Term, Landlord shall furnish to Tenant an estimate of Tenant's Share of Operating Costs for the timeframe in question. Tenant shall pay to Landlord the estimate for Tenant's Share in equal monthly installments at the same time and place as Rent is to be paid. Landlord will furnish a statement of the actual Tenant's Share no later than April 1 of each year during the Lease Term, including the year following the year in which the Lease expires or is otherwise terminated. In the event that Landlord is, for any reason, unable to furnish the statement of the actual Tenant's Share within the time specified above, Landlord will furnish such statement as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above. Tenant will pay to Landlord any deficiency as shown by such statement within thirty (30) days of receipt of such statement. Provided Tenant is not in default of this Lease, Landlord will refund or credit to Tenant any excess as shown by such statement within thirty (30) days of the date of the statement. Landlord will keep books and records showing the Operating Costs in accordance with generally accepted accounting principles.

         (b) In the event Landlord furnishes any utility or service which is included in Operating Costs to less than ninety-five percent (95%) of the rentable area of the Property because (i) the average occupancy of the Property for the year in question was not equal to or greater than ninety-five percent (95%), (ii) such utility or service is not required by or provided to one or more of the tenants of the Property, or (iii) any tenant occupant is itself obtaining or providing any such utility or services, then Operating Costs for such year shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if Landlord had provided such utilities and services to all tenants of the Property, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Property been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this section is to ensure that the reimbursement of Operating Costs is fairly and equitably allocated among the tenants receiving the utilities and services in question.

         (c) To the extent the Property is part of a larger project or development, Landlord shall have the right (but not the obligation) to allocate to the Property an appropriate portion of those Operating Costs, which are incurred with respect to the project as a whole. By way of example, landscaping costs for a multi-building project shall be allocated on an appropriate basis between all buildings in the project.

         (d) Any and all payments (other than Rent) required to be made by Tenant pursuant to this Lease shall be deemed additional Rent ("Additional Rent"). Landlord shall have the same rights and remedies for said payments as for Rent.

         7.08 TENANT'S AUDIT. Tenant or its representatives, at Tenant's cost, shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the statement to Tenant (which Item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

         7.09 TENANT'S JANITORIAL SERVICES. Tenant shall, at its sole cost and expense provide janitorial services to the Premises by a licensed and bonded janitorial service, approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall not provide janitorial services to the Premises and Tenant shall not be billed for such service. However, Tenant shall be responsible for its pro-rata share of janitorial expense for janitorial services provided to the common areas of the Building.

ARTICLE 8: TENANT'S PROPORTIONATE SHARE; ADDITIONS TO AND EXCLUSIONS
           FROM THE DEVELOPMENT

         8.01 TENANT'S PROPORTIONATE SHARE. (a) Tenant's "proportionate share" as used in this Lease with respect to the Building shall be as set forth in paragraph 10 of the Basic Lease Information Rider. Landlord and Tenant acknowledge and accept Tenant's proportionate share as stated therein and neither Landlord nor Tenant shall have the right to demand recalculation of Tenant's proportionate share. As of the date hereof, Tenant's proportionate share is as indicated in the BLI Rider.

ARTICLE 9: REPAIRS AND MAINTENANCE

         9.01 TENANT'S OBLIGATIONS.

         (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, interior windows, interior glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, and water heaters within the Premises. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible, keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant, at its own cost and expense, as additional rent, shall pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

         (b) Tenant at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord which approval shall not be unreasonably withheld, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may (but shall not be required to), upon notice to Tenant, elect to enter into such a maintenance service contract on behalf of Tenant or perform the work itself and, in either case, charge Tenant therefore, together with a reasonable charge for overhead. In the event Landlord makes a request to Tenant in writing to provide Landlord with proof of having entered into the maintenance/service contract referenced above, and Tenant fails to provide such proof within fifteen (15) days of such request, Tenant shall pay Landlord an administrative fee equal to five percent (5%) of Tenant's monthly Base Rent and Additional Rent, which will be charged to Tenant's next month's rent. Tenant further agrees that the administrative charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.

         (c) Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupancy or alteration of the Premises. Notwithstanding anything to the contrary contained herein, the Tenant will keep, maintain and preserve the Premises in a first class condition. The Tenant, at its sole cost and expense, will provide window washing for the interior of the Premises. At the Tenant's sole cost and expense, the Landlord will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, and electrical fixtures. Tenant will also reimburse to Landlord, at Tenant's sole cost and expense, costs to repair or replace any broken windows and/or damage to the Property or Premises caused by the negligence or willful misconduct of the Tenant or its employees, agents, guests or invitees during the Lease Term. Tenant shall comply with all laws, ordinances, rules or regulations of any governmental authority required of either the Landlord or the Tenant relative to the repair, maintenance and replacement in the Premises.

         (d) SORTING AND SEPARATION OF REFUSE AND TRASH.

         Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate waste products, garbage, refuge and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by the Landlord. Such separate receptacles may, at Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by law or by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on "Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 9(D), and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

         9.02 LANDLORD'S OBLIGATIONS. (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the exterior windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar systems over and above that provided by Landlord, the cost of installation, care, operation, maintenance and repair thereof shall be borne by and paid for by Tenant.

         (b) Provided Tenant shall not be in default, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises weekdays, exclusive of legal holidays, from 8:00 a.m. to 6:00 p.m. and Saturdays, from 9:00 a.m. to 1:00 p.m., heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises and elevator service; electricity for general office purposes; water for lavatory and drinking at those points of supply provided for general use of tenants; and janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area.

         (c) Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant agrees to keep closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units for the Premises, and the cost thereof, including the cost of electricity and/or water therefore and the cost of all repairs, maintenance and replacements thereto shall be paid by Tenant to Landlord upon demand.

         (d) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space; nor connect with electrical current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or device. If Tenant shall require water, electric current or any other resource in excess of that usually furnished, Tenant shall first procure the consent of Landlord, which Landlord may refuse, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed. The cost of any such meter and of installation, operation, Maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed.

         (e) Interruptions of any service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same. Similarly, the curtailment, rationing or restriction on use of water, gas, electricity or any resource, service or utility shall not affect Tenant's obligations hereunder and Landlord may cooperate in a reasonable manner with the efforts of national, state or local governmental agencies or utilities in reducing energy or other resource consumption.

         9.03 CHARGES. Any sums payable under Section 9.02 shall be considered additional rent and may be added to any Installment of rent thereafter becoming due, and Landlord shall have the same remedies for default in payment of such sums as for a default in the payment of rent.

ARTICLE 10: ALTERATIONS

         10.01 ALTERATIONS. After the construction of the Tenant Improvements provided for in Exhibit D, Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Each request shall be accompanied by plans detailing the proposed alteration, addition or improvement. In connection with any request for an approval of alterations by Tenant, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer. If Landlord shall, in its sole discretion, consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations using a contractor acceptable to Landlord and shall, prior to construction, provide such assurances to Landlord, (including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance) as Landlord shall require to protect Landlord against any loss from any mechanics', laborers' or materialmen's liens or other liens. At the time of completion of each alteration, addition or improvement, Tenant shall deliver to Landlord a set of final "as-built" plans showing such completed alteration, addition or improvement. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of the Landlord at the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale, except for the Vault, which Tenant shall remove its sole cost and expense. Tenant's removal of the Vault shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

ARTICLE 11: SIGNS

         11.01 SIGNS. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord. Landlord may from time to time maintain any signs at Tenant's expense. Landlord hereby approves the installation of the signs set forth on Exhibit "G" attached, which Tenant shall install at its sole cost and expense in accordance with all governmental laws, rules and regulations.

ARTICLE 12: INSPECTIONS

         12.01 INSPECTIONS. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours for the following purposes: (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (c) to supply any service to be provided by Landlord to Tenant hereunder; (d) to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease (and may for that purpose, without abatement of rent, erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in, through or on the outside of the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably); (e) to show the Premises to prospective tenants, purchasers or mortgagees; and (f) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. In the event that Landlord requires access to any under-floor duct, Landlord's liability for carpet (or other floor covering) replacement shall be limited to replacement of the piece removed. During the period that is six (6) months prior to the end of the Term and at any time Tenant is in default hereunder and such default has remained uncured for at least thirty (30) days, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises suitable signs indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

ARTICLE 13: UTILITIES

        13.01 Utilities. Tenant shall pay for all telephone and other Utilities and services used on or from the Premises not supplied by Landlord, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for such utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure of such utility Services on or to the Premises.

ARTICLE 14: ASSIGNMENT AND SUBLETTING

         14.01 Assignment and Subletting. (a) Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord which consent will not be unreasonably withheld, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and folly responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

         (b) In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required in Section 14.01 (a) above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date, with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such termination Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease except with respect to obligations or liabilities which accrued hereunder as of such termination date (in the same manner as if such termination date were the date originally fixed in this Lease for the expiration of the Term). If Landlord recaptures under this Section only a portion of the Premises, the rent during the unexpired Term shall abate proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any unamortized commission obligation on the part of Landlord with respect to this Lease and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. In the event of the recapture of a portion of the Premises by Landlord pursuant to the terms of this paragraph, Tenant shall pay all costs associated with the separation of the recaptured Premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC distribution systems and all reasonable architectural and/or engineering fees.

         (c) Any assignment or subletting by Tenant pursuant to Section 14.01
(a) of all or any portion of the Premises, or termination of this Lease for a portion of the Premises pursuant to Section 14.01 (b), shall automatically operate to terminate each and every special right, option, or election, if any exist, belonging to Tenant (i.e. ones not included in the body of this Lease but added in the rider or any subsequent amendments), including by way of illustration, but not limitation, any option to expand its Premises or to extend or renew the Term for all or any portion of the Premises- i.e. such rights and options shall cease both as to space sublet or assigned and as to any portion of the original Premises retained by Tenant.

         14.02 CORPORATE TRANSACTIONS. (a) Notwithstanding the provisions of
Section 14.01,Tenant may, without Landlord's consent, assign this Lease to any corporation succeeding to substantially all the business and assets of Tenant by merger, consolidation, purchase of assets or otherwise or to any corporation or entity which is a parent, subsidiary or division of Tenant, provided that the following conditions are satisfied: (i) the total assets and net worth of such assignee shall be 'equal to or more than that of Tenant immediately prior to the Commencement Date; (ii) Tenant is not then in default hereunder; and (iii) such successor shall execute and deliver to Landlord an instrument in writing fully assuming all the obligations and liabilities imposed upon Tenant hereunder. Upon satisfaction of the foregoing, Landlord agrees to discharge Tenant from any further liability hereunder.

         (b) If Tenant is a corporation, the shares of which at the time of execution of this Lease are held by fewer than fifty (50) persons, and if at any time during the Term persons, firms or corporations who own at least one-third (1/3) of its shares at the time of the execution of this Lease, or following Landlord's consent to a transfer of such shares, cease to own such shares (other than as a result of transfer by bequest or inheritance) and such transfer shall not first have been approved in writing by Landlord, such transfer shall, at the option of Landlord, be deemed a default by Tenant under this Lease.

ARTICLE 15: INSURANCE; FIRE AND CASUALTY DAMAGE

         15.01 LANDLORD'S INSURANCE. (a) Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation or operation of the Development including, but not limited to, standard fire and extended coverage insurance covering the Building in an amount not less than ninety percent (90%) of the replacement cost thereof, insuring against the perils of fire and lighting and including extended coverage, or, at Landlord's option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages.

         (b) Subject to the provisions of this Article, the insurance to be maintained by Landlord hereunder shall be for the sole benefit of Landlord and under its sole control Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss' with that maintained by Landlord hereunder unless Landlord is included as an additional insured thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

         15.02 TENANT'S INSURANCE. Tenant shall procure and maintain throughout the Term a policy or policies of insurance, in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring Landlord, Landlord's mortgagee, if any, and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises, (ii) the condition of the Premises,
(iii) Tenant's operations in and maintenance and use of the Premises and (iv) Tenant's liability assumed under this Lease; the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the Rent Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.
Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce the insurance coverage provided thereby. In the event Landlord makes a request to Tenant in writing to provide Landlord with proof of Tenant's insurance, and Tenant fails to provide such proof within fifteen (15) days of such request, Tenant shall pay Landlord an administrative fee equal to five percent (5%) of Tenant's monthly Base Rent and Additional Rent, which will be charged to Tenant's next month's rent. Tenant further agrees that the administrative charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant.

         15.03 WAIVER OF SUBROGATION. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage, or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Development; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

         15.04 DAMAGE OR DESTRUCTION. (a) If the Building or Premises are rendered partially or wholly untenable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

         (b) If this Lease is not terminated pursuant to Section 15.04 (a) above, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage).

         (c) If this Lease shall be terminated pursuant to this Section 15.04, the Term shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the Term. If this Lease shall not be terminated by Landlord pursuant to this Section 15.04 and if the Premises is untenable in whole or in part following such damage, the rent payable during the period in which the Premises is untenable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord shall fail to complete such material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this' Lease for the expiration of the Term, provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, I war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements, which may have been placed in or about the Premises by Tenant.

         (d) In the event of any damage or destruction to the Building by any peril covered by the provisions of this Article 15, Tenant shall, upon notice from Landlord, forthwith remove, at its sole cost and expense, such portion or all of Tenant's property belonging to Tenant from such portion or all of the Premises as Landlord shall request and Tenant hereby indemnifies and holds harmless the Development, the Building. Landlord, Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including attorney's tees and damages, both real and alleged, arising out of any damage or injury as a result of the failure to properly secure the Premises prior to such removal and/or as a result of such removal.

         (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such request is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in the Lease for the expiration of the Term.

ARTICLE 16: LIABILITY

         16.01 LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person of damage to property on or about the Premises, the Building, or the Development, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, invitees, permitees or of any other person entering upon the Premises, the Building, or the Development, or caused by the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Premises, the Building, the Development, the Landlord, Landlord's agents and employees from any loss, liability, claims, suits, costs and expenses, including attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

ARTICLE 17: EMINENT DOMAIN

         17.01 EMINENT DOMAIN. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

         (b) If part of the Building or Premises shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible.

         (c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

ARTICLE 18: HOLDING OVER

         18.01 HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes anyone of: (a) renewal of this Lease for one year and from year to year thereafter, or (b) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (c) creation of a tenancy at sufferance, upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental [or daily rental under clause (c)] shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the total rental being paid monthly to Landlord under this Lease immediately prior to such termination [prorated in the case of clause (c) on the basis of a 365-day year for each day Tenant remains in possession]. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Section shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

ARTICLE 19: QUIET ENJOYMENT

         19.01 QUIET ENJOYMENT. Landlord represents and warrants that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.

ARTICLE 20: EVENTS OF DEFAULT; REMEDIES

         20.01 EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease.

         (a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; or

         (b) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

         (c) Tenant shall fail to continuously occupy and use the Premises as provided herein, or Tenant shall abandon or vacate any substantial portion of the Premises; or

         (d) Tenant shall fail to immediately vacate the Premises upon termination of this Lease, by lapse of time or otherwise or upon termination of Tenant's right to possession only; or

         (e) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

         (f) Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

         (g) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant as bankrupt, or appointing a receiver of Tenant, or of the whole or; any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

        20.02 REMEDIES.

         a) Upon the occurrence of any of such events of default described in
Section 20.01 hereof or elsewhere in this Lease, Landlord shall have the option to pursue anyone or more of the following remedies without any notice or demand whatsoever.

         (i) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

         (ii) Upon any termination of this Lease, or upon any termination of Tenant's right to possession without termination of the Lease. Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants' to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

         (iii) Upon any termination of this Lease, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (x) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated Term, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subsection (iv) relating to recovery of the Premises, preparation for reletting and for reletting itself), which the parties agree shall in no event exceed sixty percent (60%) of the then present value of the rent for the period and (y) the cost of performing any other covenants which would have otherwise been performed by Tenant

         (iv) Landlord, in addition to all rights and remedies provided in the Lease, may declare the entire amount of the Annual Base Rental which would have become due and payable during the remainder of the Term of this Lease, as adjusted from time to time, to be due and payable immediately, along with the Additional Rent as defined in the Lease due for the remainder of the term of the Lease. The projected operating costs due for the remainder of the lease term, shall be actual operating costs due for the year of the default, multiplied by the remaining term of the Lease. Tenant agrees to pay the accelerated annual base rent, and additional rent charges to Landlord at once, it being agreed that such payment shall constitute payment in advance of the rent stipulated for the remainder of the Term. In the event Landlord collects the accelerated rent from Tenant, Tenant shall be credited for rents received if the premises are relet. It is expressly understood that Landlord shall have no obligation to relet the Demised Premises. The acceptance by Landlord of the payment of the accelerated rent shall not constitute a waiver of any default then existing or thereafter occurring hereunder.

         (v) In the event Landlord elects to repossess the Premises by eviction proceedings or otherwise, he may do so with or without terminating this Lease, and shall have the option of accelerating the annual base rent and additional rent charges as set forth herein, in Addition to pursuing any of the other remedies set forth in the Lease or permitted by law.

         (vi) Upon any termination of Tenant's right to possession only without termination of the Lease:

         (A) Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subsection (ii) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full Term. In any such case Tenant shall pay forthwith to Landlord if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the stated Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term.

         (B) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire Premises, agrees to use the Premises in a manner consistent with the Lease and leases the Premises at the same rent, for no more than the current term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker's commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining portion of the Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subsection from time to time;

         (vii) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

         (viii) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and

Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

         (ix) In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5% ) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten
(10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         (x) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any attorney's fees so incurred.

ARTICLE 21: RIGHTS RESERVED TO LANDLORD.

         21.01 RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

         (a) To change the name or the street address of the Building or the
             Development:

         (b) To install and maintain a sign or signs on the exterior of the
             Building:

         (c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

         (d) To retain at all times pass keys to the Premises;

         (e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or in the Development;

         (f) To close the Building after regular work hours, and on legal holidays, subject however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

         (g) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interest, or as may be necessary or desirable in the operation of the Building; and

         (h) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.

         Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

ARTICLE 22: CORPORATE AUTHORITY

         22.01 CORPORATE AUTHORITY. If Tenant is a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Florida, that corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so. Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

ARTICLE 23: INTENTIONALLY OMITTED.

ARTICLE 24: LANDLORD'S LIEN

         24.01 LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute Such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

ARTICLE 25: SUBORDINATION.

         25.01 SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to subordinate this Lease to any mortgages unless and until the owner and holder of such mortgage agrees to execute a commercially reasonable non-disturbance agreement with Tenant.

ARTICLE 26: MECHANICS' AND OTHER LIENS.

         26.01 MECHANICS AND OTHER LIENS. Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant will not permit any mechanic's lien or liens or any other liens which may be imposed by law affecting Landlord's or its mortgagees' interest in the Development to be placed upon the

Development, and in case of the filing of any such lien Tenant will promptly pay same. It any such lien shall remain in force and effect for twenty (20) days after written notice thereof, Landlord shall have the right and privilege at Landlord's option of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefore. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord's mortgagee in the Premises and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection and indemnification against any loss, cost or expense related to any such Lien and the contest thereof as are satisfactory to Landlord and any such mortgagee. Tenant shall notify all potential lienors with which it deals of the contents of this Section 26.01.

ARTICLE 27: NOTICES

         27.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

           (a) All rent and other payments required to be made by Tenant to Landlord shall be payable to 1200 CORPORATE PACE c/o Trammel Crow Company, 1801 N. Military Trail, Suite 150, Boca Raton, FL, 33431 to such other entity at the address herein below set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

           (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith section 15 of the BLI Rider

         If and when included within the term "Landlord", or "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

ARTICLE 28: COMMON AREAS

         28.01 COMMON AREAS. Tenant and its employees, customers and licensees shall have the non-exclusive right to use, in common with the other parties occupying the Development, lobbies, elevators, common rest rooms, common hallways, and common parking areas, subject to such reasonable rules, posted signs and regulations as Landlord may, from time to time, prescribe and Landlord's right to alter common areas as provided in Section 21.01. All common areas and the parking areas will be maintained by Landlord in a manner and condition reasonably comparable to other office buildings of similar class, age and size in the immediate market area.

ARTICLE 29: ESTOPPEL CERTIFICATE

         29.01 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time within ten (10) days after written request from Landlord, execute and deliver to Landlord or any prospective landlord, mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord, any prospective landlord, mortgagee or prospective mortgagee certifying and stating as follows: (a) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (b) this Lease as so modified or amended is in full force and effect (or if not in full force and effect, the reasons therefore); (c) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent, or if there are any such defenses or offsets, specifying the same; (d) Tenant is in possession of the Premises, if such be the case: (e) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (f) any other accurate statements reasonably required by Landlord, any prospective landlord, mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord as

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attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord shall be fully binding on Tenant if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord on behalf of Tenant. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested so to do, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term is expressly limited accordingly.

ARTICLE 30: MISCELLANEOUS

         30.01 GENDER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

         30.02 SUCCESSORS AND ASSIGNS; AUTHORITY. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners; or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

         30.03 CAPTIONS. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         30.04 LANDLORD'S LIABILITY. In no event shall Landlord's liability for any breach of any contractual obligation of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns, is concerned Tenant shall look solely to the Building for the payment thereof.

         30.05 AMENDMENT. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         30.06 SURVIVAL; SURRENDER. All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Taxes and Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and; satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. If Tenant abandons or surrenders the premises, or is dispossessed by process of law or otherwise, Tenant shall remove its personal property from the Premises. If Tenant fails to remove its

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

personal property, Landlord, at its option may treat such failure as a hold over as defined in the Lease, and/or may (without liability to Tenant for loss thereof), at Tenant's Sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

         30.07 INVALIDITY. If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in this to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

         30.08 EXECUTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder, the first month's rent as required hereunder, and any other sums required hereunder.

         30.09 EFFECTIVE DATE. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this lease.

         30.10 TIME PERIODS. Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such time period, any delays due to causes beyond the control of Landlord.

ARTICLE 31: RIDERS; EXHIBITS

         31.01 RIDER; EXHIBITS. Attached to this Lease is the Basic Lease Information Rider and the following Exhibits: Exhibit A-Legal Description; Exhibit B-Floor Plan; Exhibit C-Space Plan; Exhibit D-Work Letter; Exhibit E-Tenant Estoppel Statement; Exhibit F-Rules and Regulations Exhibit G Tenant's Sign Specifications; Exhibit H - Construction Rules . A Rider is attached containing additional terms. All such Exhibits and the Rider, if any, are hereby incorporated herein.

ARTICLE 32: VACATION.

         32.01 VACATION. The Lease and the tenancy hereby created shall cease and terminate at the end of the Term, or any renewal or extension thereof, without the necessity of notice from either Landlord or Tenant to terminate the same.

ARTICLE 33: BUILDING SERVICES EQUIPMENT.

         33.01 BUILDING SERVICES EQUIPMENT. At any time during the Term, Landlord may elect, at its sole discretion, to have installed in the Building (or to have removed after installation) any equipment to (a) electronically monitor ingress and egress to and from the Building, (b) automatically detect the presence of smoke and fire in the Building or (c) otherwise protect persons and/or property within the Building from loss or damage (the "Building Services Equipment"). Tenant agrees to comply and to cause its agents, employees, patrons, visitors, contractors, licensees and permitees to comply with any and all requirements and procedures of Landlord with respect to any Building Services Equipment, including, without limitation, all requirements and procedures for the issuance, use and cancellation of entry cards for an entrance monitoring system. Landlord assumes no obligation to Tenant by reason of the installation of any such Building Services Equipment and neither Landlord nor its agents shall be liable to Tenant or Tenant's agents, employees, patrons, visitors, contractors, licensees and permitees or to any other person whomsoever for any injury to person or damage to property on or about the Premises or any losses resulting from and/or caused in part or whole by any cause whatsoever relating to any Building Services Equipment, including, without limitation, an unauthorized entry of any kind or a malfunction, interruption or failure of the Building Services Equipment.

ARTICLE 34: RULES AND REGULATIONS

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

         34.01 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit F and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations.

ARTICLE 35: WAIVER OF JURY TRIAL

         35.01 WAIVER OF JURY TRIAL, RIGHT TO COUNTERCLAIM AND RIGHT OF
REDEMPTION: It is mutually agreed by and between Landlord and Tenant that, to the fullest extent allowed by law, the respective parties hereto do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other pertaining to any matter whatsoever arising out of or in any way connected with this Lease, Tenant's use of occupancy of the Premises or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding but, rather, will assert any such claim which Tenant might have in a separate independent action. Furthermore, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise to redeem and repossess the Premises, or any part thereof, or to reinstate this Lease.

         36.01 AMERICANS WITH DISABILITIES ACT: Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities as applicable now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises. Landlord, at Landlord's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities as applicable now in force or which may hereafter be in force, which shall impose any duty upon the Landlord with respect to the use, occupation or alteration of the common areas servicing the Building.

         37.01 INSURANCE REQUIREMENT: Certified copies of insurance policies, as described in paragraph 15.02, together with receipt evidencing payment of premiums therefore shall be delivered to Landlord prior to Tenant taking possession of the Premises. Tenant's failure to provide proof of insurance shall not delay the Rent Commencement date as defined in paragraph 2.02 above. In the event Landlord notifies Tenant in writing that the Premises are ready for occupancy, but Tenant has not furnished Landlord with proof of insurance, all rent and other charges due under the lease shall begin to accrue as if Tenant had taken possession of the Premises as of the date of Landlord's notice.

         38.01 ASSIGNING, MORTGAGE & SUBLETTING: Any transfer, sale, pledge, or other disposition, in any single transaction or cumulatively during the term of the Lease or any renewal or extension thereof, of a legal or an equitable interest in fifty (50%) percent or more of the shares or assets of Tenant shall be deemed an assignment of the Lease, and prohibited without the express written consent of Landlord, as provided in Section 14.01 of the Lease.

         39.01 BROKERS DISCLOSURE: Tenant covenants, warrants and represents that no broker or finder except those indicated in the BLI Rider ("Brokers") were instrumental in consummating this Lease and that Tenant has had no conversations or negotiations with any broker, except Brokers, concerning the subject matter of this Lease. Tenant agrees hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker, except Brokers, or any breach of the foregoing covenant, warranty and representation.

         40.01 EVENTS OF DEFAULT: Supplementary section 20.01 of the Lease, should Tenant fail to comply with any terms of this Lease related to the parking of vehicles or the storage of any materials, equipment or trash outside the Premises, then the period to cure such default shall be' twenty-four (24) hours from notice by Landlord, which notice may be transmitted via facsimile in addition to other methods allowed in the Lease. Tenant's failure to cure such default within twenty-four (24) hours of Landlord's notice shall result in Tenant being fined $100.00 per day of occurrence of default, such fine to be treated as additional rent under the Lease. Should Tenant fail to cure such default within twenty-four (24) hours, then Landlord shall have the right (but not the obligation) to take any and all reasonable steps to cure the default on behalf of Tenant, (including the right to tow vehicles or remove equipment or trash), and Tenant shall immediately reimburse Landlord for all its costs, plus Tenant shall pay to Landlord an administrative fee of ten percent (10%) of the costs to cure or $500.00, whichever is greater. The reimbursement of Landlord's cost and the administrative fee will be treated as additional rent under the Lease. In addition to the right to cure such default on behalf of Tenant, the Landlord shall retain the right to all other remedies available under this Lease or by applicable law.

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

         41.01 LETTER OF CREDIT: INTENTIONALLY OMITTED.

         42.01 LEASE EXECUTION CONTINGENCY: Tenant shall have up to thirty (30) days after the lease has been fully executed to receive regulatory and board approval for the bank branch. If Tenant does not receive approvals within the thirty (30) day period the lease will be null and void.

         43.01 OPTION TO EXTEND LEASE: (a) Provided that the Lease is in full force and effect, and Tenant has not been and is not in default of any of the terms, covenants, or conditions of the Lease, Tenant shall have the option (the "Extension Option") to extend the terms of the Lease for one (1) extension term (the "Extension Term") of five (5) years commencing on the day next succeeding the expiration date of the initial lease term in accordance with and subject to the terms, covenants, and conditions hereinafter set forth.

         Tenant shall exercise the Extension Option by sending a written notice thereof (the "Extension Notice") to the Landlord according to Section 27.01 of the Lease Agreement on or before the date which is 180 days prior to the expiration date, time being of the essence. If Tenant shall send the Extension Notice within the time and in the manner herein above provided, the term of the Lease shall be deemed extended for the Extension Term upon the terms, covenants, and conditions hereinafter contained in paragraph (b) (2), below.

         If Tenant shall fail to send the Extension Notice within the time and in the manner herein above provided, the Extension Option shall cease and terminate, and Tenant shall have no further option to extend the term of this Lease.

         (b) The Extension Term shall be upon, and subject to, all of the terms, covenants, and conditions provided in the Lease for the initial term hereof, without any further right of extension, except:

                  (1) for any terms, covenants, or conditions in the Lease that are either expressly or by their nature inapplicable to the Extension Term; and

                  (2) the annual Base Rent payable by Tenant during the Extension Term(s) shall be the then prevailing current market rent in buildings located in the same submarket as the Building and of similar quality to the Building in which the Premises is located with annual escalations not to exceed four percent (4%) annually.

         (c) If this Lease is extended as hereinbefore expressly provided, then Landlord shall have no obligations or duties to improve or to otherwise prepare the Premises, or to perform work or make any installations in connection with the Extension Term. When used in subparagraphs (a) and (b), above, the term "Tenant" shall mean only the named tenant in the Lease and no assignee, subtenant, or successor thereof.

         44.01 DRIVE THROUGH: Included in the Base Rent is the permitted use of the existing drive thru, however, no employees shall be permitted in the drive through building. It is understood that two (2) lanes will be used for bank drive thru access. Parking shall not be permitted in those lanes. The current parking stripes will be removed and the drive through building will be power-washed. The drive through has electric service provided by an electrical panel located in suite 111. The electricity usage for the drive though shall be separately metered at Tenant's expense. Following installation of said meter, Tenant shall pay for such utility usage in a timely manner to either Landlord or directly to the utility as determined by the Landlord.

         45.01 EARLY ACCESS: INTENTIONALLY OMITTED.

         46.01 BUILDING, MONUMENT AND DIRECTIONAL SIGNAGE: Landlord agrees to allow Tenant to install at Tenant's sole cost and expense Landlord approved signage on the building which approval shall not be unreasonably withheld. Such signage will be located on the concrete portion of the building directly above the Premises.

Currently there is no space on the building monument signage facing Federal Highway. Tenant may, at its sole cost and expense attain additional Landlord approved monument signage or expand upon the existing monument signage in order to display Tenant's name which approval shall not be unreasonably withheld.

Tenant may, at its sole cost and expense have lighted directional signage installed to direct customers to the drive through lanes to be approved by Landlord which approval shall not be unreasonably withheld.

For all signage, Tenant shall make all applications to the City of Boca Raton for approval of signage.

         47.01 GUARANTY OF LEASE. INTENTIONALLY OMITTED.

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

         48.01 RENTABLE SQUARE FEET: The parties agree that for the purpose of this Lease the "Rentable Square Feet" shall mean the useable square feet of the Premises, together with an additional amount representing a portion of the Common Areas, Service Areas and other non-tenant space in the Building. Landlord and Tenant acknowledge and accept the square footage as set forth in the Lease and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the Rentable Square Feet amounts within the Building or the Premises.

         49.01 MISCELLANEOUS: This Lease Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings, and representations (if any), whether written or oral, made by and between such parties. Should there be any conflicts between the Lease and this Rider, this Rider shall control.

         50.01 LANDSCAPING: The Royal Palm trees will stay in place. After receiving Landlord's approval which approval shall not be unreasonably withheld, Tenant, at its sole cost and expense, shall make all applications to the City to remove the existing ficus trees on the West side of the building.

         51.01 ATM & SECURITY OF ATM MACHINES: Landlord agrees to allow Tenant to install two ATM machines. One (1) ATM machine shall be located in the existing drive through building as well as security cameras at Tenant's sole cost and expense. The second (2nd) ATM machine may be installed in Tenant's premises in accordance with the working drawings as set forth in the Tenant Work Letter (Exhibit D). Maintenance and monitoring of the ATM machines and said cameras will be at Tenants sole cost and expense. Should the existence of the ATM machines at the Building result in increased insurance costs for Landlord, Tenant shall reimburse Landlord for said additional insurance costs.

         52.01. LEASE CONTINGENCY: Notwithstanding anything to the contrary contained in the Lease, Tenant's obligations under the Lease are subject to and contingent upon the applicable governmental authority's (the "Authority") approval of Tenant's application for the operation of a savings bank office at the Premises and approval of its Business Plan by the Principal Supervisory Agent of the Federal Home Loan Bank. Tenant agrees that it will file its application with the Authority within ten (10) days of the date of final signing of the Lease and shall furnish Landlord evidence of such filing. If the Authority shall disapprove Tenant's application for the operation of a savings bank office at the Premises, or if Tenant shall be required to withdraw its application or if its Business Plan is not approved, then Tenant may terminate this Lease upon written notice to Landlord. Tenant agrees it will notify Landlord when it receives said approvals. In the event Tenant fails to obtain such approval within sixty (60) days of final signing of the Lease, Landlord may terminate this Lease upon written notice to Tenant. If either Landlord or Tenant terminates this Lease under the provisions of this paragraph both parties shall be relieved of any further obligation or liability under said Lease as of the date of such termination.

         ARTICLE 53: ROOF ACCESS:

         53.01 INSTALLATION, MAINTENANCE AND REPAIR: Tenant may access the roof with the prior written consent of the Landlord at Tenant's sole cost and expense, to install a communication, data transmission and information dish ("Equipment") as is reasonably necessary for the operation of its business in the Premises. Tenant's roof access shall be subordinate to the rights of any tenant which pays the Landlord a license fee or rent to lease or use the roof or any area on the roof To the extent Tenant's use access interferes with such tenant, Landlord in its sole discretion can require. Tenant to relocate Tenant's Equipment, provided however, that Tenant shall have the continuous right to roof access during the term of this Lease for Tenant's Equipment. Tenant shall not be affix any Equipment to the roof of the Building by nail, bolt, screw, or other device which penetrates the roof (except as approved in writing by Landlord), and all wiring penetrations, venting penetrations and piping penetrations shall be made by a licensed and bonded roofing contractor approved in writing by Landlord, which approval shall not be unreasonably withheld. Any Equipment installed on the roof by Tenant shall be maintained by Tenant in good order and repair and in a safe condition. In the event that Tenant fails to so maintain the Equipment and Landlord, in Landlord's sole discretion, deems such failure to present a danger of injury to persons or damage to property in or about the Building, Landlord may affect such repairs or maintenance and recover the cost thereof from Tenant, which sum shall be due and payable within ten (10) days after Landlord's written notice to Tenant with respect thereto. Tenant shall provide Landlord with prior written notice of Tenant's need to effect service, maintenance, or repairs hereunder and shall thereupon have access to the roof of the Building and other non-tenant areas of the Building at such times and under such conditions as may be prescribed by Landlord. Landlord may charge Tenant for any equipment and material of Landlord used by Tenant with respect thereto, at Landlord's standard rates. Any Equipment installed on the roof by Tenant shall be deemed a Trade Fixture.

         53.02 INTERFERENCE: Landlord assumes no responsibility for any interference in the use or installation of the Equipment. Tenant shall, at Tenant's option, either modify the Equipment or relocate the Equipment to another area approved by Landlord in the event that the Equipment, in Landlord's judgment causes any interference with or disturbs the operation of any other equipment or business of Landlord or any other occupant of the Building or creates or results in any noise, odor, or nuisance to any other occupant of the Building, or the areas adjacent thereto. In the event that Landlord determines that the Equipment causes any interference with or disturbs the operation of any other equipment or business of Landlord or any other occupant of the Building, and Tenant fails to modify or is unable to modify the Equipment so as to eliminate such interference, Landlord shall, prior to making a decision that the Equipment needs to be removed, take into account the nature of the interference and the reasonable business needs of both Tenant and the other occupant of the Building (including Landlord) being affected and shall consult with Tenant regarding this matter. Tenant must remove the Equipment within a reasonable period of time after notification of the interference or disturbance from Landlord, taking into account the nature of the interference and Tenant's reasonable business needs; and Tenant may restore, modify, or relocate the Equipment to test for interference only with Landlord's permissions, which shall not be unreasonably withheld, delayed or conditioned.

         53.03 USE: The Equipment is solely for use for Tenant's internal business and the benefits of the Equipment may not be provided by Tenant to third parties. The Equipment may not be sold or rented by Tenant to third parties, nor may Tenant sublet or assign the Equipment except in connection with any assignment or sublease which is permitted under the Lease. Tenant shall operate the Equipment in compliance with all applicable laws, regulations, and rules of the governmental authorities having jurisdiction thereof and shall maintain all necessary licenses and permits with respect thereto. Any electrical usage associated with the Equipment shall be paid by Tenant.

         53.04 INTERRUPTION: Landlord may, at Landlord's sole discretion but without cost to Landlord, upon such advance notice to Tenant as is reasonable under the circumstances, taking into account the nature of the repairs, maintenance or modification needing to be made by Landlord and Tenant's reasonable business needs,' require interruption of service or relocation or removal of the Equipment for repairs, maintenance, or modification of the Building, including, but not limited to, roofing, structural, electrical, or mechanical repairs.

         53.05 MODIFICATION AND SUBSTITUTION: Tenant may not substitute or modify the Equipment or any part thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that it shall not be unreasonable if Landlord disapproves any such substitution or modification because of a material increase in the size or area covered by the Equipment.

         53.06 RESTORATION: Tenant shall, at Tenant's sole cost and expense, remove the Equipment and repair any damage to the Building caused by such removal if the Lease Term terminates, whether by expiration of the Lease Term or otherwise. Such removal and restoration work shall be completed by Tenant within sixty (60) days of the date on which the condition requiring such removal and restoration work occurs. In the event that Tenant shall fail to complete the removal of the Equipment and the restoration of the Building within such sixty
(60) day period, Landlord shall have the right to effect such removal and restoration, but shall not be obligated to do so, in which event, Tenant shall reimburse Landlord for all costs incurred by Landlord in performing such removal and restoration work. In addition, any Equipment remaining at the Building subsequent to the expiration of such sixty (60) day period shall be deemed to have been abandoned by Tenant, so that in no event shall Landlord have any duty to preserve or restore the Equipment on Tenant's behalf. If Landlord does choose to store the Equipment on Tenant's behalf, the cost of storage incurred by Landlord shall be reimbursed by Tenant on demand. In such event, Landlord shall also have the right to sell such Equipment for salvage value and to apply the proceeds derived from such sale to sums owing by Tenant to Landlord hereunder. The provisions of this Paragraph shall survive the expiration of the Lease Term.

         53.07 INDEMNIFICATION: In addition to any other indemnification and obligations of Tenant under the Lease, Tenant shall protect, defend, indemnify, and hold Landlord harmless from (i) all liability and claims for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, or contractors, relative to the installation, operation, repair, and maintenance of the Equipment, unless such liability and claims arise primarily by reason of the negligence or willful misconduct of Landlord, its agents, contractors or employees, and (ii) all losses, damages or liabilities that may be suffered or incurred by Landlord in connection with Landlord's inability to complete any necessary repairs, maintenance, or modification of the Building, including, but not limited to, roofing, structural, electrical or mechanical repairs, as a result of Tenant's failure to allow interruption of service or relocation or removal of the Equipment.

         53.08 CASUALTY DAMAGE: Landlord shall not be liable to Tenant for any loss or damage to all or any part of the Equipment occasioned by theft, fire, act of God, public enemy, injunction, riot, vandalism, malicious mischief, earthquake, flood, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause whatsoever, other than that solely caused by the gross negligence or willful misconduct of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through the repair or alteration of any part of the Building, other than damage solely caused by the gross negligence or willful misconduct of Landlord.

         54. LANDLORD'S RESTRICTIVE COVENANTS. Landlord shall not lease any space in the Building to any federally charted commercial bank or savings bank whose primary use of the leased premises within the Building shall be for retail commercial banking. All existing tenants are excluded from this restriction. Landlord shall not allow any other tenant to construct a drive-through facility for retail commercial banking use unless Tenant abandons its use of the drive-through facility. Nothing herein [ILLEGIBLE]

The parties intending to be bound hereby excuse or cause this [ILLEGIBLE]

WITNESS:                            LANDLORD, [ILLEGIBLE]

                                    1200 CORPORATE PLACE, LLC, [ILLEGIBLE]

                                    By:     PRINCIPAL OFFICE INVESTORS, LLC
                                            [ILLEGIBLE]

                                            By: [ILLEGIBLE]

/s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
--------------------                    ----------------------------------------
/s/ [ILLEGIBLE]                     [ILLEGIBLE]
--------------------
                                    Date: 4/12/02

/s/ Susan Hayes                     By: /s/ [ILLEGIBLE]
--------------------                    ----------------------------------------
SUSAN HAYES                         [ILLEGIBLE]
                                    Date: 4/12/02

                                    [ILLEGIBLE]

                                    [ILLEGIBLE]

___________________                 By:    _____________________________________
                                    Name:  _____________________________________
___________________                 Title: _____________________________________
                                    Date:  _____________________________________

                                    EXHIBIT A

                                Legal Description

     Approximately 5,388 square feet of office space and the drive through building located at 1200 N. Federal Highway, Boca Raton, Florida

                                    EXHIBIT B

                                    Site Plan

                   (Picture of Entire Floor Suite Located On)

                                    EXHIBIT C
                                  (Space Plan)

         See IMS Designs, Inc Working Drawing, Sheet A-1 dated 3/19/02

                                    EXHIBIT D
                               TENANT WORK LETTER

             APPROXIMATE SQUARE FEET FOR CALCULATION OF ALLOWANCES:
                           5,388 RENTABLE SQUARE FEET

                                   WORK LETTER

         This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issue of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 54 of the Standard Office Lease to which this Work Letter is attached as Exhibit D and of which this Work Letter forms a part, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

                                    SECTION 1

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

         1.1 Landlord has constructed, at Landlord's sole cost and expense, the Base Building as collectively described below:

         a)       the building shell and exterior

         b) the core area, including necessary mechanical, electrical, sprinkler, plumbing, life safety, heating, air-conditioning, ventilation and structural systems within the building core, stubbed out to the face of the core walls at locations determined by Landlord

         c) finished core area toilet room(s), including necessary plumbing fixtures, accessories, ceilings and lighting,

         d) structural floor of the building on which the Premises are located

         e)       public stairways

         f)       existing passenger and freight elevators,

         g)       parking area

         h)       common ground floor lobby

         i)       existing common finished elevator lobbies,

         j)       exterior plazas and landscaping

         k)       existing loading dock and equipment

Any items provided by Landlord in the Premises in addition to the Base Building shall be paid for by Tenant, subject to the Tenant Improvement Allowance. Except as otherwise provided in the Lease and this Tenant Work Letter, Tenant shall accept the Premises in its "as is" condition as of the date of full execution and delivery of the Lease.

                                    SECTION 2

                               TENANT IMPROVEMENTS

         2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $ 107,760.00. Tenant Improvement Allowance may include the following:

         (a) Payment of the cost of preparing the space plan and the Final Working Drawings as is defined in Section 3.3. The Tenant Improvement Allowance will not be used for the payment of Non-Standard Improvements not included within the scope of Landlord's Specifications.

         (b) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

         (c) Construction of the Tenant Improvements, including, without limitation, the following:

         (aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, painting, millwork and similar items;

         (bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises, or additional panels or transformer to accommodate tenant's requirements.

         (cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

         (dd) All fire and life safety control systems, such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, installed within the Premises;

         (ee) All plumbing, fixtures, pipes and accessories to be installed within the Premises;

         (ff)     Testing and inspection costs;

         (gg) Contractor's fees, including but not limited to any fees based on general conditions.

         (hh) Construction management by Landlord's representative for the supervision of the tenant improvement installation, which amount shall not exceed $4,000.00.

In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance and in no event shall the Tenant Improvement Allowance be utilized for any trade fixtures, furniture or equipment of Tenant. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property upon the expiration or earlier termination of the term of this Lease and may not be removed by Tenant from the Premises at any time unless so stated by Landlord or as agreed to previously in the lease. Tenant shall not be entitled to any payment or credit for any unused portion of the Tenant Improvement Allowance.

Any Non-Standard Improvements made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord shall require Tenant to remove the Vault pursuant to Section 10.01 of the Lease.

                                    SECTION 3

                                WORKING DRAWINGS

         3.1 Selection of Architect and Engineering Consultants/Working Drawings. Tenant has retained JMS Designs, Inc., to serve as its licensed architect and engineering consultants who have prepared the Working Drawings, attached hereto and made a party hereof, which drawings include but are not limited to the architectural, structural, mechanical, electrical, plumbing, HVAC, and life safety work of the Tenant Improvements. Landlord has no responsibility in connection therewith. Landlord has reviewed and does accept the following Working Drawings as set forth in this Section 3 subject to the comments and conditions set forth in that certain letter from Ryan Sutton at Trammell Crow Company to Tenant dated 4/12/02:

         Sheet SP 1 dated 3/26/02;

         Demo 1 dated 3/20/02;

         Sheets A-1 to A-6 dated 3/21/02 - 3/26/02;

         Sheet E-1 to E-4 dated 3/21/02 - 3/25/02;

         Sheet SEC 1 dated 3/29/02;

         Sheet P-1 dated 3/29/02; and

         Sheet M-1 dated 3/29/02;

Landlord has reviewed the Working Drawings for its sole purpose and Landlord's review of the Working Drawings shall not imply that Landlord has reviewed the Working Drawings for quality, design, Code compliance, or other like matters. Accordingly, notwithstanding that any Working Drawings are reviewed by Landlord or its construction professionals, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or it construction professionals, Landlord shall have no liability and shall not be responsible for any omissions or errors contained in the Working Drawings. Tenant's waiver and indemnity set forth in Article 16 of this Lease shall specifically apply to the Working Drawings.

         3.2 Permits. Prior to the commencement of the construction of the Tenant Improvements. Tenant or its agents shall within two (2) business days from the execution of this Lease, submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary (the "Permits") to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements, and, in connection therewith, Tenant shall supply Landlord, as soon as possible, with information regarding the permitting process including plans, check numbers and dates of submittal.

Notwithstanding anything to the contrary set forth in this Section 3.2, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining or payment of any building permit or certificate of occupancy for the Premises and that the obtaining and payment of the same shall be Tenant's or its agents' responsibility. Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord.

         3.3 Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Working Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same.

                                   SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

         4.1 Contractor. A licensed general contractor (the "Contractor") shall be retained by Tenant to construct the Tenant Improvements. The Contractor which will construct the Tenant Improvements, shall be a Contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord has the right to reject a Contractor if Contractor does not meet Landlord's requirements, which include specific insurance and experience. The subcontractors utilized by the Contractors shall be subject to Landlord's reasonable approval, provided that the Contractors shall be required to use subcontractors designated by Landlord for any work affecting the structure of the building and/or any systems of the building. The HVAC system may be design/build, based on performance specifications provided by the Landlord and agreed upon by the Tenant. The design/build contractor shall submit plans for review and approval by Landlord prior to commencing construction and shall submit testing and balancing reports upon completion of project as necessary to verify compliance with performance specifications. Cost associated with Landlord's engineer's review of plans, submittals, reports, etc. and field inspection shall be considered part of the Tenant Improvement Allowance. In the event Landlord requires Tenant to use a specific subcontractor for work affecting the structure of the building and/or any systems of the building, Landlord shall use its best efforts to obtain competitive pricing for Tenant, however, under no circumstances shall Tenant be obligated to pay an unreasonable price for such work.

         4.2 Tenant's Retention of Contractor. Tenant covenants and agrees that, upon execution of this Lease it shall in accordance with the plans and specifications commence and with due diligence proceed to construct Tenant Improvements. The construction work on the Tenant Improvements by a licensed Contractor shall be done in a good and workmanlike manner and in compliance with all applicable laws, orders and regulations of federal, state, county and municipal authorities.

         4.3 Tenant shall contract with Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings.

         4.4 Tenant and Tenant's Contractor shall take all reasonable precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the work and to properly police same. Construction equipment and materials are to be kept within the Premises. The work set forth on Exhibit "H" attached shall not be performed during the Business Hours of 8:30 A.M. to 5:00 P.M. Monday through Fridays.

Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is authorized to commence the work and shall be paid for by Tenant. Tenant shall apply and pay for all utility meters required. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the building's waste containers.

         4.5 Contractor's Warranties and Guaranties. Tenant hereby assigns to Landlord all warranties and guaranties by Contractor relating to the Tenant Improvements. Tenant shall cooperate with Landlord to correct any deficiency with Contractor's work.

         4.6 Tenant's Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant, the Contractor or Tenant's agents on the Premises or in the Building. Tenant shall keep the Premises and the property in which the Premises are located free from any liens arising out of any work performed, material furnished or obligations incurred by or on behalf of Tenant. Notwithstanding the foregoing, if by reason of any construction performed, or material furnished to the Premises for or on behalf of the Tenant, any mechanic's or other lien shall be filed, claimed, perfected of otherwise established, the Tenant shall discharge or remove the lien by bonding or otherwise within fifteen (15) days after the tenant received notice of filing of same. Immediately after delivery of the Premises to Tenant, Tenant shall have prepared and delivered to Landlord a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

         4.7 Insurance Coverages. In addition to the insurance requirements set forth in the Lease, Tenant shall also secure, pay for and maintain or cause its Contractors to secure, pay for and maintain during the construction of the Premises the following minimum coverages and limits of liability:

         a) worker's compensation in amounts required by state statutes and employer's liability insurance with limits of not less than $500,000;

         b) comprehensive or commercial general liability insurance in an amount not less than $1,000,000 (One Million) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000 (Two Million), and with umbrella coverage with limits not less than $2,000,000 (Two Million). In the event Tenant is obligated to pay for the umbrella coverage for Tenant's Contractor, Landlord hereby agrees to pay one half the price of the premium for the umbrella coverage only. Tenant shall provide Landlord with a copy of the invoice for the premium and Landlord shall pay its one half share within ten (10) days. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and damage to the property of others and arising from its operations under the contract whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them;

         c) comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or non owned, in an amount not less than $1,000,000 (One Million) combined single limit;

         d) "Builder's All Risk" insurance in an amount to cover the full insurable value of the work in the Premises, and shall insure against the perils of fire and extended coverage and shall include "all risk" builder's risk insurance for physical loss or damage including theft, vandalism and malicious mischief;

The policies required to be maintained by Tenant shall be with companies rated A10 or better in the most current issue of A.M. Best's Rating Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA.

All policies (except the workers' compensation policy) shall be endorsed to include Landlord as an additional insured party. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers' compensation policy) to be obtained by Tenant. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or nonrenewal of coverage.

Tenant shall not permit the Contractor(s) to commence work until the required insurance has been obtained, and copies of all applicable insurance certificates (including the general contractor's) have been delivered to Landlord.

         4.8 Change Orders. All changes to the Approved Working Drawings requested by Tenant which effect the structural, plumbing or mechanical integrity of the Building as determined by Landlord in its sole discretion must be approved by Landlord in advance of the implementation of such changes. Landlord shall give its approval or disapproval to Tenant within three (3) business days. In the event Landlord fails to disapprove the Change Order within said time, the Change Order shall be deemed approved. Tenant shall provide Landlord with copies of all other change orders with the submittal of the as-built drawings. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental.

         4.9 Disbursement of the Tenant Improvement Allowance.

The Tenant Improvement Allowance shall be disbursed by Landlord in total upon Tenant providing Landlord the following: i) Tenant delivers to Landlord properly executed final unconditional lien releases from all subcontractors, materialmen, laborers, and suppliers in compliance with local codes and (ii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed; (iii) delivery to Landlord two (2) sets of copies of the final as-built drawings and specifications; (iv) a certificate of occupancy; and (v) delivery to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Landlord shall only be obligated to pay to the Tenant the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance items.

         Once Landlord has received all of the required information, Landlord shall deliver a check within ten (10) days to Tenant, unless Landlord determines that any work does not comply with the "Approved Working Drawings," or that any work is substandard. Landlord will notify Tenant and Tenant agrees to use commercially reasonable efforts to cause such work to be corrected.

                                    SECTION 5

                     COMPLETION OF THE TENANT IMPROVEMENTS

         For purposes of Article 2 of the Lease, the following delays in delivery of possession of the Premises to Tenant shall be considered to be delays caused by Tenant:

         5.1 Tenant's failure to timely approve any matter requiring Tenant's approval;

         5.2 A breach by Tenant of the terms of this Work Letter or the Lease;

         5.3 Changes in any of the Approved Working Drawings after approval of the same by Landlord or because the same do not comply with Code or other applicable laws;

         5.4 Tenant's request for changes in the Approved Working Drawings that causes a delay in construction for more than two (2) days;

         5.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated Commencement Date, as set forth in the Lease.

         5.7 Changes to the Base, Shell and Core required by the Approved Working Drawings;

         5.8 Any other acts or omissions of Tenant, or its agents, or employees which unreasonably delays the commencement of the lease.

                                   SECTION 6
                                 MISCELLANEOUS

         6.1 Tenant's Representative. Tenant has designated Sam Caliendo as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

         6.2 Landlord's Representative. Landlord has designated Trammell Crow Company as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

         6.3 Time is of the Essence in this Work Letter. Unless otherwise indicate, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

         6.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a breach of the Lease as described in
Article 20 of the Lease or a breach by Tenant under this Work Letter, has occurred at any time on or before Landlord's delivery of the Premises to Tenant, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance (in which case Tenant shall be responsible for any delay in the delivery of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter). In the event Landlord withholds payment of the Tenant Improvement Allowance, the amount withheld shall be proportionately commensurate with Landlord's damages as a result of the Tenant's default.

                                    EXHIBIT E
                           TENANT ESTOPPEL STATEMENT

LEASE DATED:______________________               AMENDED:____________________
LANDLORD: 1200 Corporate Place, LLC
TENANT: PANAMERICAN BANK
PREMISES:1200 N. Federal Highway, Suite 111 Boca Raton, FL 33432

         As Tenant under the above referenced Lease, the undersigned certifies for the benefit of___________________________ , which has made or is about to make a loan to Landlord part of the security for which will be a mortgage or deed of trust covering the Premises and an assignment of Landlord's interest in the Lease, the following:

a. The Lease has not been modified or amended, except by documents dated _________________ copies of which are attached hereto.

b. The Lease (as so modified or amended) is in full force and effect and represents the entire agreement between Landlord and Tenant.

c. Tenant has no offsets or defenses to its performance of the terms and provisions of the Lease, including the payment of rent and Landlord is not in default under any of the terms, covenants or provisions of the Lease.

d. Tenant is in possession of the Premises and has accepted the Premises, including all alterations, additions and improvements required to be made by Landlord.

         The Premises contains 5,388 square feet.

The Rent Commencement Date is _______________, 2002, and the Term is 120 months ending on _____________2012. The Lease provides for the following renewal option
(s) one (1) five year term at a rental rate of market with annual escalations not to exceed four percent (4%) annually.

6. Tenant acknowledges that the Premises have been delivered to Tenant in, good order and condition.

7.       The Lease provides for rent payable as follows:

         a. Base Rent. Base Rent payable monthly of $_______________. The Base Rent in any Comparison Year is adjusted to reflect increases in the Consumer Price Index.

         (b) Taxes. The Lease provides for Tenant to pay its proportionate share of Taxes in excess of $__________________ per tax year.


         (c) Operating Costs. The Lease provides for Tenant to pay its proportionate share of Operating Costs in excess of $___________________ per calendar year.

         (d) Tenant has commenced paying rent. No rent has been paid in advance except for the Base Rent that became due for the current month.

8.       Landlord is holding a security deposit of $___________________.

9. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         ____________________________________________________________________

         ____________________________________________________________________

10. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease and that it has not received any notice of a prior assignment hypothecation or pledge of rents by Landlord.

11. Tenant has delivered to Landlord all evidence of insurance which Tenant is required to provide under the Lease.

Date:_______________________                    TENANT: PANAMERICAN BANK

                                                BY:_____________________________

                                                ITS:____________________________

                                    EXHIBIT F
                              RULES AND REGULATIONS


1. The sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from its Premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Tenant shall not go upon the root of the Building.

2. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location tenants and Landlord reserves the right to exclude any other names therefrom.

3. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. weekdays, and at all hours on Saturdays, Sundays, and holidays all persons who are not tenants or their accompanied guests or business invitees. Tenant shall be responsible for all persons it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

         Landlord shall in no case be liable for damages for error with regard to the admission or exclusion of any person from the Building.

         During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

5. Except with the written consent of Landlord no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on its Premises however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

6. Tenant shall not use upon its Premises vending machines or accept barbering or bootblacking services in its Premises except from persons authorized by Landlord.

7. Tenant shall see that all doors to its Premises are securely locked and that all utilities, water faucets or water apparatus are shut off before Tenant leaves the Premises, so as to prevent waste or damage, and shall be responsible for all injuries sustained by other tenants or occupants of the Building or Landlord as a result of its failure to do so. Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall retrain from attempting to adjust any controls.

9. Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefore.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant, who, or whose employees or invitees, shall have caused it.

11. Tenant shall hot keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not permit to be kept in its Premises any tout or noxious gas or substance or permit its Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Building.

a. No cooking shall be done in the Premises (except that use by the Tenant of Underwriter's Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenant and its employees shall be permitted, provided that such equipment and use is in accordance with

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         applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall the Premises be Used for lodging. A microwave oven is permissible in the Premises.

b. Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods on the Premises, nor shall Tenant carry on, or permit the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise, manufacturing of any kind, the business of a public barber shop, or beauty parlor, or for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in Tenant's lease.

c. Subsequent to the completion of the Tenant Improvements pursuant to the Work Letter, Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

13. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down elevators except between such hours and in such elevators as shall be designed by Landlord.

         Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable by Landlord.

14. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, or drive nails, screws or drills into, the partitions, woodwork or plaster or in any way deface the Premises.

15. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks "except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

a. Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate.

16. Canvassing, soliciting or distributing of handbills or any other written material, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Tenant shall not make room-to-room solicitation of business from other tenants in the Building.

17. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or Who is in violation of any of the rules and regulations of the Building.

18. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage.

20. The requirements of Tenant will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no such employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

21. Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

22. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

23. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped

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         with coasters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid by Tenant.

24. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

25. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

26. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, invitees and guests.

27. Tenant shall not allow its employees or invitees to park in other than designated areas, nor shall any washing of cars or car repairs be permitted in any parking areas, nor shall overnight parking be permitted, nor shall commercial trucks be allowed in the parking areas other than in designated delivery areas.

28. Other than for single-trip usages, Tenant shall make reservations for use of any elevators, which shall be accepted by Landlord on a first-come, first-serve basis.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

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                                    EXHIBIT G

                         (Tenant's Sign Specifications)

                                       39

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                                    EXHIBIT H

                              1200 CORPORATE PLACE
                          BUILDING RULES & REGULATIONS
                           FOR CONSTRUCTION PERSONNEL

THE FOLLOWING IS A LIST OF RULES AND REGULATIONS PERTAINING TO TENANT CONSTRUCTION WORK AT 1200 CORPORATE PLACE. PLEASE SEE THAT THESE RULES AND REGULATIONS ARE STRICTLY ENFORCED AND ARE POSTED AT THE JOBSITE.

1. No access to the premises will be given until all insurance requirements have been met and are provided to the Landlord.

2. No construction personnel will be allowed on the passenger elevators. All construction materials and workers are restricted to either the freight elevator (the elevator with wall pads) or the fire stairwells (excluding the central stairwell). Freight elevator dimensions are 6'8" wide, 5'6" deep and 11'0" high. The door opening is 3'4" wide by 8'9" high.

3. No construction personnel will be allowed in the Atrium at any time, while assigned to construction work in the office building, unless work requires them to be there.

4.       No music will be permitted in construction areas.

5. No construction personnel will be allowed in restrooms, except for the one restroom that will be designated by Trammell Crow Management Group for construction use. That restroom will be kept clean and orderly. The general contractor will be responsible for the cost of extra cleaning or any repairs, if necessary.

6. Areas under construction, all storage areas, all unoccupied spaces, and common areas leading to the construction zone are to be kept clean and in an orderly fashion at all times.

7. Occupied floors with areas under construction are to have all construction debris (vacuumed if necessary) removed from the building common areas daily.

8. Weekend work or after hours access into the building must be arranged through building management prior to any work commencing, access shall not be unreasonably withheld.

9. Construction personnel will not be allowed to congregate on the grounds.

10.      No alcoholic beverages, etc., will be allowed on the property.

11. Construction personnel are prohibited from traveling or parking on landscaped areas. Designated parking areas will be provided north of the parking garage and east of the dumpster enclosure.

12. No construction material belonging to the Landlord is to leave the job site.

13. Absolutely no work is to be done for any Building tenant without the prior written approval of Trammell Crow.

14. The freight elevator is not to be secured without the prior approval from the management office. Hours for all deliveries are 5:30 pm to 12:00 midnight (Monday-Friday), and 8:00 am to 1:00 pm (Saturday). All deliveries and/or removals must go through the entrance located in the northeast corner of the lobby. A representative of the general contractor must be present to ensure that protective coverings are placed on all flooring, walls, door openings, door facings, elevator cabs and other areas along the route to be followed during the delivery/removal.

15. Protection of the marble flooring is imperative. All material handling vehicles used in the interior of the building must have rubber wheels and be maintained free from grease and dirt.

16. All drilling, burning, welding, heavy sanding or odor producing work must be pre-cleared through the management office, clearance will not be unreasonably withheld.

17. Under no circumstances will any work be done on the Building life support systems without

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         prior approval from the management office. This includes:

         a. fire sprinkler system;

         b. smoke detector system; and

         c. water supply system.

18. Under no circumstances will any contractor enter any building mechanical spaces without the prior approval from the management office.

19. No exterior building doors, interior hallway doors or any doors to Building mechanical or electrical rooms are to be propped open, except while material is actually being moved through that doorway.

20. Any property damage or personal injury occurring on-site should be immediately reported to the Building management office.

21. Building maintenance personnel shall not be asked to assist any contractor or subcontractor in the performance of their work. Any requests must be made through the management office.

22. Building maintenance equipment will not be used by any contractor or subcontractor.

23. This building is operated as a non-smoking environment. Any construction personnel wanting to smoke must do so in the designated exterior smoking areas assigned to them Violation of this policy will result in a $ 100.00 fine per occurrence.

24. All testing must be coordinated through the management office and building engineer as well as inspectors and contractors.

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